Exhibit 99.1



Banknorth Announces Third Quarter 2004 Earnings Conference Call

PORTLAND, Maine--September 29, 2004--Banknorth Group, Inc.(NYSE:BNK) will release 2004 third quarter earnings before the market opens and hold its quarterly earnings conference call at 10:30 a.m. Eastern Time on Monday, October 18, 2004.

The dial-in number for the call in the USA and Canada is 800-901-5259 and the international dial-in number is 617-786-4514. The passcode for the earnings conference call is 81790025. The conference call is also being webcast by CCBN and can be accessed at Banknorth's web site at www.banknorth.com/investorrelations.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional Investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the conference call will be available approximately one hour after the call's completion until October 28, 2004. The replay dial-in number in the USA and Canada is 888-286-8010 and the international replay dial-in number is 617-801-6888. The replay passcode is 29324389. A webcast replay will also be available at Banknorth's website.

At June 30, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $29.3 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

On August 26, 2004, Banknorth Group, Inc. and TD Bank Financial Group (NYSE and TSE: TD) announced that they entered into a definitive agreement for TD to acquire 51% of the outstanding shares of Banknorth, subject to receipt of required regulatory and shareholder approvals and other customary conditions.

CONTACT:  Banknorth Group, Inc.
          Jeffrey Nathanson, 207-761-8517

SOURCE:   Banknorth Group, Inc.